EXHIBIT 99.1

Live Current Media Inc. and DLF Indian Premier League To Launch IPLT20.com as Official IPL Online Destination

Exclusive Ten-year Partnership with IPL and BCCI Represents First Steps Toward Bringing Global Cricket Fans Closer to the Game Through In-Depth, Interactive Experiences

MUMBAI, INDIA and VANCOUVER, BC – April 17, 2008 –Communicate.com Inc. dba Live Current Media Inc. (OTCBB: CMNN), a media company built around content and commerce destinations, announced that it will launch IPLT20.com tomorrow as the official site for the DLF Indian Premier League.  As outlined in the Memorandum of Understanding (MOU), Live Current will become the exclusive online provider of content from the Board of Control for Cricket in India (BCCI) and the DLF Indian Premier League. This signifies the first cricket-related content and distribution relationship by Live Current as the Company plans to build and launch its Cricket.com asset as the future cricket DestinationHub™ for cricket fans globally.

With IPLT20.com becoming the official online destination for the DLF Indian Premier League, fans from around the world will now have access to the 44 day long season starting tomorrow, April 18. The site will offer access to official league content including audio-visual, photographs, live scoreboards and summaries, match results, Fantasy Cricket, player interviews, profiles, schedules, statistics, ticketing and fan interaction through polls, contests and newsletters.

The launch of IPLT20.com enables businesses from around the world to access millions of cricket fans through advertising and branding of the official site.  In the same vein as major sports media events such as the World Cup, the DLF Indian Premier League is predicted to be a major revenue generator, on track towards its target of $2 billion in its inaugural season through franchise and rights sales, advertising, sponsorships and ticket sales.  Many global organizations have already come on board as various sponsors including Sony and the World Sports Group which have secured the global broadcast rights for over $1 billion and blue chip sponsors including PepsiCo, Hero Honda, Vodafone, CitiBank and Kingfisher have committed to the league.

“Based on our experience, we predict that the Indian Premier League will be one of the biggest sports and entertainment media events in the world,” says Andrew Wildblood, SVP of IMG, the official media and event partner for the IPL. “Having managed significant sports media of this size, we recognize the immense opportunity for IPLT20.com to enable passionate fans to connect with the content they want from wherever they are around the world, and for brands in India and around the world to gain visibility to this huge audience.”

The ten-year agreement outlined in the Memorandum of Understanding with Live Current includes extensive co-marketing and exclusive online content rights agreements for Live Current to build, launch and operate the official online destinations for the DLF Indian Premier League: www.IPLT20.com and the BCCI: www.BCCI.tv. The BCCI will be guaranteed on a combined basis a minimum of US $3 million annually and the IPL US $ 2 million annually through revenue sharing agreements including percentages of advertising, sponsorship and merchandising sales.

Lalit Modi, Chairman & Commissioner, DLF Indian Premier League, said, “I expect the site to extend the stadium experience of a cricket match to the worldwide audience of cricket fans at large. The www.IPLT20.com website is highly interactive and includes everything a cricket fan would need to get their daily, hourly and minute-by-minute fix.” Speaking specifically of the relationship with Live Current Modi added, “We chose to work with Live Current because of its vision of developing a consumer hub for that provides IPL fans globally with free and direct access to the play-by-play action and ability to connect with those aspects that they love about the game – from the international stars to the on-field action.”

In addition to today’s launch of www.IPLT20.com, Live Current is also developing the official web site for the BCCI: www.BCCI.tv. The BCCI is the largest cricket body in the world and represents all Indian cricket including the Indian national team.  The BCCI site will be a premier sports web site, akin to Fifa.com, and will be the destination for India’s 1 billion cricket fans to get in-depth information about players and teams.

“Our team extends North America, the UK and India and is set on creating the most interactive environment for cricket fans worldwide to engage in the world of Indian cricket from wherever they live,” says Geoffrey Hampson, Live Current Media Inc. CEO and Chairman. “These partnerships represent enormous value for Live Current in the form of exclusive rights to IPL and BCCI content. The relationship is very strategic for us as we build a world class sports media business to serve the immense fan base for cricket.”

Live Current’s DestinationHubs integrates all aspects by which users interact with the Internet and the sport of cricket to discover more and get closer to the information they are passionate about in their daily lives. Today’s launch of IPLT20.com is the first of many sites to be developed by the new Live Current team, including newly acquired individuals formerly with Auctomatic. The Auctomatic team and developer, Ankur Nagpal bring extensive experience with social media and application development such as Fantasy Cricket on Facebook on the IPLT20.com site which will be fully leveraged across Cricket.com and other future Live Current destinations.

About Live Current Media Inc.

Communicate.com Inc. is doing business as "Live Current Media Inc." and will seek formal shareholder approval to change its legal name to Live Current Media Inc. later in 2008.

Live Current builds, owns and operates some of the most powerful and engaging content and commerce destinations on the Internet. Through subject-specific DestinationHubs™, Live Current properties connect people to each other and to the information, brands, and products they are passionate about. Live Current has headquarters in Vancouver, Canada with a location in Seattle, WA and is publicly traded on the NASD OTCBB (CMNN). For more information, visit www.livecurrent.com.

About the DLF Indian Premier League

The DLF Indian Premier League is set to kick off on April 18th 2008, with some high voltage action expected between ShahRukh Khan’s Kolkata Knight Riders and Dr. Vijay Mallya’s Bangalore Royal Challengers at the Chinnaswamy Stadium at Bangalore. The DLF Indian Premier League will feature eight Franchises and will run for 44 days. Each Franchise will play others on a home and away basis with 7 matches at home. The top 4 Franchises in the league will contest the semi finals and the victorious semi finalists will meet in the Grand Final all over one weekend, which will be played out in Mumbai.

The inaugural season of the DLF Indian Premier League will showcase a grand total of 59 matches providing broadcasters and in-stadia spectators with 177 hours of live "family entertainment", which will also be viewed by a significant international audience. All matches will be during late afternoon and evening to coincide with prime time for television and providing a convenient time for the stadium audience. The LIVE In-stadia entertainment, combined with the high-octane on-field action has further hooked viewers onto this new adrenalin packed LIVE family entertainment format attracting a much younger fan base, which also includes women and children.

Safe Harbor: Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although Communicate.com Inc. d.b.a Live Current Media Inc. believes the expectations reflected in such forward-looking statements are based on reasonable assumptions; it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from expectations include financial performance, regulatory changes, changes in economic conditions and other risks detailed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. The forward-looking statements included in this press release represent the Company's views as of the date of this press release. The Company does not undertake any obligation to update any forward-looking statements, and readers are cautioned not to place undue reliance on these forward-looking statements.

Company Contact:
Live Current Media Inc.
Adam Rabiner
Director, Investor Relations
(604) 453-4875 or 1-866-898-4354
adam@livecurrent.com

Investor Contact:
Alliance Advisors, LLC
Mark McPartland
Vice President
(910) 221-1827
markmcp@allianceadvisors.net

Media Contact in the US:
Brew PR
Brooke Hammerling
(415) 596-5428
brooke@brewpr.com

Media Contact in India:
Live Current Media Inc.
Becky Porter
Director, Corporate Communications
(206) 713-7959
becky@livecurrent.com

DLF Indian Premier League Contact:
Percy Dubash
Adfactors Public Relations
+ 91-98-202 21792
percy.dubash@adfactorspr.com

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